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                                                               Exhibit (2)(d)(4)

                DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM
                 NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM

                Morgan Stanley Dean Witter High Yield Fund, Inc.
                        Rights Offering For Common Stock

     This form is to be used only by nominee holders or by the Depository Trust
Company ("DTC") participants to exercise the Over-Subscription Privilege in respect of Rights with respect to which the Primary Subscription was exercised in full and delivered through the facilities of a common depository or DTC. All other exercises of Over-Subscription Privileges must be effected by the delivery of the Subscription Certificate.

     The terms and conditions of the Rights Offering are set forth in the Fund's
Prospectus dated August 23, 1999 (the "Prospectus") and are incorporated herein by reference. Copies of the Prospectus are available upon request from the Information Agent.

                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

     Void unless received by the Subscription Agent with payment in full or with a properly completed Notice of Guaranteed Delivery before 5:00 p.m., New York
City time, on September 24, 1999 (the "Expiration Date"), unless extended by the
Fund.

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
     BY FIRST CLASS MAIL:                                BY FACSIMILE:               BY HAND OR OVERNIGHT COURIER:
     American Stock Transfer & Trust Company             (TELECOPIES)                American Stock Transfer & Trust Company
     40 Wall Street, 46th Floor                          (718) 234-5001              40 Wall Street, 46th Floor
     New York, New York 10005                            Confirm by telephone to:    New York, New York 10005
     U.S.A.                                              (800) 937-5449              U.S.A.

  1. The undersigned hereby certifies to the Subscription Agent that it is a participant in ____________________________________________________________
[Name of Depository] (the "Depository") and that it has either (i) exercised the Primary Subscription in respect of the Rights and delivered such exercised
Rights to the Subscription Agent by means of transfer to the Depository Account of the Fund or (ii) delivered to the Subscription Agent a Notice of Guaranteed
Delivery in respect of the exercise of the Primary Subscription and will deliver the Subscription Certificate called for in such Notice of Guaranteed Delivery to the Subscription Agent.

  2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, ______________________________ shares of Common Stock and certifies to the Subscription Agent that such Over-Subscription
Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.



                           (continued on other side)
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  3. The undersigned understands that payment of the Estimated Subscription
Price of $13.25 per Share for each share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date, unless a Notice of Guaranteed Delivery is used, in which case, payment in full must be received by the Subscription Agent not later than the close of business on the third business day after the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $ ______________, either


                            (check appropriate box):

[_] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

             or

[_]  is being delivered to the Subscription Agent herewith

             or

[_]  has been delivered separately to the Subscription Agent


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
------------------------------------------------------------         --------------------------------------------------------------
Primary Subscription Confirmation Number                             Name of Nominee Holder

------------------------------------------------------------         --------------------------------------------------------------
Depository Participant Number                                        Address

Contact Name _______________________________________________         --------------------------------------------------------------
                                                                     City                  State                 Zip Code


Phone Number _______________________________________________         By: __________________________________________________________

Dated: ________________________, 1999                                Name: ________________________________________________________

                                                                     Title: _______________________________________________________
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PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF
RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE NUMBER OF OVER-
SUBSCRIPTION SHARES, IF APPLICABLE, REQUESTED BY EACH SUCH OWNER.

PLEASE NOTE:  THIS FORM WILL NOT BE ACCEPTED AS VALID UNLESS THE FOLLOWING
INFORMATION IS PROVIDED FOR THE ALLOCATION OF OVER-SUBSCRIPTION SHARES.

The positions below pertain to those persons on whose behalf the Over-
Subscription Privilege is being exercised:

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
------------------------------------------------------------         Total number of Record Date Shares

------------------------------------------------------------         Total number of Primary Rights exercised